SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                  FORM 8-K/A


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported) OCTOBER 21, 1998


                             PROPERTY RESOURCES EQUITY TRUST
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            (Exact Name of Registrant as Specified in its Charter)




CALIFORNIA                          0-15880                   95-3859770
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State or other jurisdiction    Commission File              IRS Employer
 of incorporation                    Number             Identification Number





                      1800 GATEWAY DRIVE, SAN MATEO, CA 94404
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             (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code: (650) 312-3000
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ITEM 7:     PRO FORMA FINANCIAL INFORMATION

On October 21, 1998, pursuant to a contract entered into on July 10, 1998, Property Resources Equity Trust (the "Registrant") sold the Good Guys Plaza Shopping Center, located in Santa Rosa (the "Property").

The Property was sold for all cash at a gross price of $5,108,000. The unaffiliated purchaser was Sami Khoury and Suad Khoury, trustees of the Sami Khoury and Suad Khoury Living Trust dated 5/21/92 ("Buyer"). A real estate brokerage commission of $102,000.00 was paid to Keegan & Coppin Company, an unaffiliated real estate broker retained by the Registrant under a listing agreement dated May 12, 1998 and $102,000 was paid to Arikat Real Estate & Finance, Inc., as agent for the Buyer. The Registrant purchased the Property in July of 1988 for a total all cash cost (including closing costs and acquisition fees) of $5,834,000.


PRET PROFORMA BALANCE                                 PROFORMA
SHEET (in thousands)      30-SEP-98    ADJUSTMENTS   30-SEP-98
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Rental property             4,478        (4,478)           -
Cash and cash                 314         2,100        2,414
equivalents
Deferred rent receivable       72           (72)           -
Note receivable                 -                          -
Other assets, net             304          (304)           -
===============================================================
Total assets                5,168        (2,754)       2,414
===============================================================

Notes payable               2,804        (2,804)           -
Tenant deposit and other       37           (33)           4
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Total liabilities           2,841        (2,837)           4
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Common stock                9,394                      9,394
Accumulated distributions  (7,067)           83       (6,984)
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Total equity                2,327            83        2,410
===============================================================
Total liabilities and
equity                      5,168        (2,754)       2,414
===============================================================


The proforma balance sheet estimates the effect that the sale of Good Guys would have had on the balance sheet as of September 30, 1998, if it had been completed as of that date.
The adjustments reflect the removal of the property and its associated debt from the balance sheet and the recognition of the sales proceeds.

Following the sale of Good Guys, The REIT has no rental revenues, interest expense, depreciation or property operating expenses. A proforma table showing the effects of the sale on the historical results of operations for the three and nine month periods ended September 30, 1998 follows.

                         Three                      Nine
                         months                     months
(in thousands)           ended                      ended
                         9.30.98       Proforma     9.30.98     Proforma
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Total revenues            $ 175        $   30       $  571      $  118

Net income                $  50        $   16       $   96      $   35

Net income per share      $0.05        $ 0.01       $ 0.09      $ 0.03

Proforma net income does not include the estimated gain on sale of $192 thousand from the sale of Good Guys.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.



Dated:      November 20, 1998             PROPERTY RESOURCES EQUITY TRUST


                                          BY:   /S/ DAVID P. GOSS
                                                    David P. Goss
                                                    President